EXHIBIT 99.1

Summary: NutraLife BioSciences, Inc. (“NLBS” or the “Company”), a manufacturer and distributor of CBD and nutritional spray products and tinctures announces its financial results for the year ended December 31, 2018 with revenue of $3,711,327 compared to $1,790,168 for the year ended December 31, 2018.

On April 3, 2019, NutraLife Biosciences Inc. (“NutraLife Biosciences” or “NLBS”), (OTC Markets OTCQB: NLBS), a developer, manufacturer and distributor of nutraceutical and CBD products announced the filing of its Form 10-K and financial results for the fiscal year ended December 31st, 2018.

Highlights from the Company’s financial results reported in its Form 10-K for the year ended December 31, 2018 include:

•	Sales increased to $3,711,327 for the year ended December 31, 2018 compared to $1,790,168 for the year ended December 31, 2017, an increase of approximately 107.3%.

•	Cost of sales was $2,211,039 compared to $1,055,042 for the years ended December 31, 2018 and 2017, respectively, or a 109.6% increase.

•	Net Loss decreased approximately 91.3% to $2,074,537 in the year ended December 31, 2018 from $23,629,117 in 2017.

•	Gross margin for the year ended December 31, 2018 was $1,500,288, a 104.1% increase over the year ended December 31, 2017.

•	For the year ended December 31, 2018, Loss from Operations decreased approximately 90.6% from 2017 ($1,906,044 compared to $20,289,624).

•	Cash provided by financing activities for the year ended December 31, 2018 decreased approximately 19.4% from 2017.

•	General and Administrative Expenses increased for the year ended December 31, 2018 to $2,070,714 or approximately 17.6% from $1,760,148 for the year ended December 31, 2017.

•	New Debt increased in the year ended December 31, 2018 to $480,000.

•	The annual loss for the year ended December 31, 2018 includes approximately $1,200,000 of non-cash charges relating to the conversion of debt and shares issued for services.

“NutraLife BioSciences, Inc. (“NLBS”, “we”, or “us”) is pleased to report its 2018 year-end financials and announced that its revenues have improved more than approximately 107% over 2017,” said Edgar Ward, NLBS’s CEO. “The notable increase in our revenue is a direct result of increased business and reorder production over this past year. NLBS’s net loss reflects non-recurring additional paid in capital as non-cash and is in the form of stock issued at fixed prices for debt conversions and for services rendered throughout the year. NLBS has entered phase two of its build out of its new 20,000 square foot manufacturing facility in Deerfield Beach, Florida. We look forward to the increased capacity and efficiencies that will come with our new state of the art facility. We plan to move into the new facility by the end of the second quarter.”

The financial information contained in this press release is qualified in its entirety by the audited financial statements and financial statement notes included in the Company’s Form 10-K for the year ended December 31, 2018, filed with the Securities & Exchange Commission on April 2, 2019.

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Forward Looking Statements

This press release contains statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words or phrases such as “may,” “will,” “except,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “future” or other similar expressions. NutraLife BioSciences, Inc. (“NLBS” or the “Company”) has based these forward-looking statements largely on the Company’s current expectations and projections about future events and financial trends that the Company believes may affect Company’s financial condition, results of operations, business strategy and financial needs. There is no assurance that Company’s current expectations and projections are accurate. All forward-looking statements in this press release are based on information available to the Company on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the Section entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on April 2, 2019. The Company operates in a rapidly evolving environment. New risk factors emerge from time to time, and it is impossible for the Company’s management to predict all risk factors, nor can the Company assess the impact of all factors on Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. The Company does not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

Contact:

NutraLife BioSciences, Inc.

6601 Lyons Road, Suite L-6 Coconut Creek, FL  33073

Telephone 888-509-8901

www.NutraLifeBioSciences.com

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